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                     KAISER VENTURES INC. AND SUBSIDIARIES

                                                                      EXHIBIT 23
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                        CONSENT OF INDEPENDENT AUDITORS
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     We consent to the incorporation by reference in the Registration Statements
(Form S-8 Nos. 33-51116, 33-39557, 33-39556 and 333-17843) pertaining to the
Kaiser Steel Resources, Inc. 1992 Stock Option Plan, the Kaiser Steel Resources, Inc. 1989 Officer Bonus Program, the Amended, Restated and Substituted Kaiser Steel Resources, Inc. 1989 Stock Plan, and the Kaiser Ventures Inc. 1995 Stock Plan, respectively, of Kaiser Ventures Inc. of our report dated January 25, 2000, with respect to the consolidated financial statements and schedules of Kaiser Ventures Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                         /s/ Ernst & Young LLP
                                         ---------------------
                                         Ernst & Young LLP



Riverside, California
March 23, 2000